Exhibit 99.1

Acura Pharmaceuticals Announces Fourth Quarter 2017

and Full Year 2017 Financial Results

Palatine, IL – (June 7, 2018) - Acura Pharmaceuticals, Inc. (OTC PINK: ACUR), a specialty pharmaceutical company innovating abuse deterrent drugs, announced today financial results for the three and twelve months ended December 31, 2017.

The Company reported a net loss of $5.7 million or $0.36 per diluted share for 2017 compared to a net loss of $7.3 million or $0.62 per diluted share for 2016. For the fourth quarter 2017 the Company reported a net loss of $1.7 million or $0.08 per diluted share, compared to net income of $1.5 million or $0.13 per diluted share for the same period in 2016.

For the twelve month period ended December 31, 2017, the Company recorded $2.5 million in license fee revenue derived from the March 2017 license agreement with MainPointe Pharmaceuticals, LLC, whereas we licensed our NEXAFED product line to them. For the twelve month period ended December 31, 2016, the Company recorded $3.5 million in license fee revenue from the October 2016 license agreement with KemPharm Inc. We recorded $0.1 million in NEXAFED® product line net sales in 2017 as compared with $0.4 million for 2016. We recorded collaboration revenue of $0.1 million and $0.4 million for the twelve months ended December 31, 2017 and 2016, respectively and no collaboration revenue for the three months ended December 31, 2017 versus $0.1 million for the three months ended December 31, 2016. We also recorded royalty revenue of $0.3 million and $0.1 million for the twelve month periods ended December 31, 2017 and 2016, respectively, and $0.1 million and $0.1 million in royalty revenue for the three months ended December 31, 2017 and 2016, respectively.

Research and development expenses associated with product candidates utilizing the Company’s LIMITX™, AVERSION® and IMPEDE® Technologies were $3.7 million for the twelve month period ended December 31, 2017, compared to $4.0 million for the same period in 2016. These expenses were $0.9 million for the fourth quarter 2017, compared to $0.8 million for the same period in 2016.

Selling, marketing, general and administrative expenses were $4.3 million for the twelve month period ended December 31, 2017, versus $6.5 million in the same period last year. These expenses were $0.9 million for the fourth quarter 2017, compared to $1.1 million for the same period in 2016. The decrease in these expenses in 2017 was from the elimination of NEXAFED selling and marketing expenses as well as for expenses of patent litigation costs.

At June 6, 2018, the Company had cash, cash equivalents, and refundable deposits of $0.5 million, term debt financings of $2.5 million, and accrued term debt interest of $0.7 million. Our cash position reflects a $1.0 million loan we recently completed.

About Acura Pharmaceuticals

Acura Pharmaceuticals is a specialty pharmaceutical company engaged in the research, development and commercialization of product candidates intended to address medication abuse and misuse. We have discovered and developed three proprietary platform technologies which can be used to develop multiple products. Our LIMITX™ Technology is intended to address methods of product tampering associated with opioid abuse by retarding the release of active drug ingredients when too many tablets are accidently or purposefully ingested. Our AVERSION® Technology is intended to address methods of product tampering associated with opioid abuse by incorporating gelling ingredients and irritants into tablets to discourage abuse by snorting and provide barriers to abuse by injection. Our IMPEDE® Technology is directed at minimizing the extraction and conversion of pseudoephedrine into methamphetamine.

OXAYDO® (oxycodone HCl immediate-release tablets) which incorporates the AVERSION Technology, is FDA approved and marketed in the U.S. by our partner Egalet Corporation.

NEXAFED® and NEXAFED® Sinus, which are pseudoephedrine containing products that utilize the IMPEDE Technology, are marketed in the U.S. by our partner MainPointe Pharmaceuticals.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Forward-looking statements may include, but are not limited to:

•	our ability to fund or obtain funding for our continuing operations, including the development of our products utilizing our LIMITX and IMPEDE technologies;
•	our ability to remain in compliance with our obligations under our term loan with Oxford Finance LLC, or to obtain a waiver from Oxford Finance LLC for our failure to comply with our covenants contained in such term loan agreement;
•	the expected results of clinical studies relating to LTX-03 or any successor product candidate, the date by which such studies will be complete and the results will be available and whether LTX-03 will ultimately receive FDA approval;
•	whether LIMITX will retard the release of opioid active ingredients as dose levels increase;
•	whether the extent to which products formulated with the LIMITX technology deter abuse will be determined sufficient by the FDA to support approval or labelling describing abuse deterrent features;
•	whether our LIMITX technology can be expanded into extended-release formulations;
•	our and our licensee’s ability to successfully launch and commercialize our products and technologies, including OXAYDO® Tablets and our NEXAFED® products;
•	the pricing and price discounting that may be offered by Egalet for OXAYDO;
•	the results of our development of our LIMITX Technology;
•	our or our licensees’ ability to obtain necessary regulatory approvals and commercialize products utilizing our technologies;
•	the market acceptance of, timing of commercial launch and competitive environment for any of our products;
•	expectations regarding potential market share for our products;
•	our ability to develop and enter into additional license agreements for our product candidates using our technologies;
•	our exposure to product liability and other lawsuits in connection with the commercialization of our products;
•	the increasing cost of insurance and the availability of product liability insurance coverage;
•	the ability to avoid infringement of patents, trademarks and other proprietary rights of third parties;
•	the ability of our patents to protect our products from generic competition and our ability to protect and enforce our patent rights in any paragraph IV patent infringement litigation;
•	whether the FDA will agree with or accept the results of our studies for our product candidates;
•	the ability to fulfill the FDA requirements for approving our product candidates for commercial manufacturing and distribution in the United States, including, without limitation, the adequacy of the results of the laboratory and clinical studies completed to date, the results of laboratory and clinical studies we may complete in the future to support FDA approval of our product candidates and the sufficiency of our development process to meet over-the-counter (“OTC”) Monograph standards, as applicable;
•	the adequacy of the development program for our product candidates, including whether additional clinical studies will be required to support FDA approval of our product candidates;
•	changes in regulatory requirements;
•	adverse safety findings relating to our commercialized products or product candidates in development;
•	whether the FDA will agree with our analysis of our clinical and laboratory studies;
•	whether further studies of our product candidates will be required to support FDA approval;
•	whether or when we are able to obtain FDA approval of labeling for our product candidates for the proposed indications and whether we will be able to promote the features of our abuse discouraging technologies; and
•	whether OXAYDO or our AVERSION and LIMITX product candidates will ultimately deter abuse in commercial settings and whether our NEXAFED products and IMPEDE technology product candidates will disrupt the processing of pseudoephedrine into methamphetamine.

In some cases, you can identify forward- looking statements by terms such as "may," "will", "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "indicates", "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in our filings with the Securities and Exchange Commission.

Contact:

for Acura Investor Relations
investors@acurapharm.com
847-705-7709

ACURA PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(audited)	(audited)
	December 31,	December 31,
	2017	2016
Assets - current	$2,566	$5,910
Property, plant and equipment, net	679	867
Other assets	1,359	1,431
Total assets	$4,604	$8,208

Liabilities - current	$1,237	$1,111
Accrued interest - current portion	700	-
Debt – current, net	2,694	2,376
Accrued interest - non-current portion	-	559
Debt - non-current portion, net	-	2,979
Stockholders' (deficit) equity	(27)	1,183
Total liabilities and stockholders' (deficit) equity	$4,604	$8,208

ACURA PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS (INCOME)

(in thousands, except per share amounts)

	(audited) Twelve Months Ended December 31,		(unaudited) Three Months Ended December 31,
	2017	2016	2017	2016
Revenues:
License fee revenue	$2,500	$3,500	$-	$3,500
Milestone revenue	-	-	-	-
Collaboration revenue	59	392	-	85
Royalty revenue	300	149	74	63
Product sales, net	107	423	-	117
Total revenues, net	2,966	4,464	74	3,765
Cost and expenses:
Cost of sales (excluding inventory provisions)	128	451	-	142
Inventory provisions	-	26	-	-
Research and development	3,721	4,028	913	770
Selling, marketing, general and administrative	4,342	6,516	915	1,124
Total cost and expenses	8,191	11,021	1,828	2,036
Operating (loss) income	(5,225)	(6,557)	(1,754)	1,729
Non-operating income (expense):
Interest and investment income	4	60	1	1
Interest expense	(596)	(893)	(120)	(196)
Other income	-	2	-	-
Total other expense, net	(592)	(831)	(119)	(195)
(Loss) income before provision for income taxes	(5,817)	(7,388)	(1,873)	1,534
Provision (benefit) for income taxes	(135)	-	(135)	-
Net (loss) income	$(5,682)	$(7,388)	$(1,738)	$1,534
Other comprehensive income:
Unrealized gains on marketable securities	-	65	-	-
Comprehensive (loss) income	$(5,682)	$(7,323)	$(1,738)	$1,534

(Loss) income per share:
Basic	$(0.36)	$(0.62)	$(0.08)	$0.13
Diluted	$(0.36)	$(0.62)	$(0.08)	$0.13
Weighted average number of shares outstanding:
Basic	15,903	11,870	20,998	11,902
Diluted	15,903	11,870	20,998	11,902